                           SCHEDULE 14A

         UNITED STATES SECURITIES AND EXCHANGE COMMISSION
                      WASHINGTON, D.C. 20549

                     SCHEDULE 14A INFORMATION

   Proxy Statement Pursuant to Section 14(a) of the Securities
                Exchange Act of 1934 (As Amended)

Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ] Preliminary Proxy Statement       [ ] CONFIDENTIAL, FOR USE
                                          OF THE COMMISSION ONLY
                                          (AS PERMITTED BY RULE
14A-6(E)(2))
[X] Definitive Proxy Statement

[ ] Definitive Additional Materials

[ ] Soliciting Material Pursuant to Section 240.14A-11(c) or (S)
    Section 240.14a-12.

             CANTERBURY INFORMATION TECHNOLOGY, INC.
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         (Name of Registrant as Specified in Its Charter)

-----------------------------------------------------------------
            (Name of Person(s) Filing Proxy Statement,
                  if other than the Registrant)

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    6(i)(4) and 0-11.

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    applies:
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(2) Aggregate number of securities to which transaction applies:
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(3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount
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[ ] Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by
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    registration statement number, or the Form or Schedule and the date of its filing.

(1) Amount Previously Paid:______________________________________
(2) Form, Schedule or Registration Statement No._________________
(3) Filing Party:________________________________________________
(4) Date Filed:__________________________________________________

                  Canterbury Information Technology, Inc.
             1600 Medford Plaza, Route 70 and Hartford Road
                      Medford, New Jersey  08055

                    P R O X Y   S T A T E M E N T

     Proxies, enclosed with this Proxy Statement, are requested by the Board of Directors of Canterbury Information Technology, Inc.
for the Annual Meeting of Stockholders. The meeting is to be held on October 7, 1999 at 10:00 a.m. at The Mansion on Main
Street, Plaza 3000 at the Mansion at Main Street, Voorhees, New Jersey.

     Stockholders of record as of the close of business on August 5, 1999 will be entitled to vote at the meeting and any adjournment of that meeting. As of that date, 8,702,296 shares of common stock of Canterbury were outstanding and entitled to one vote each. Execution of a proxy will not in any way affect a stockholder's right to attend the meeting and vote in person.
Any shareholder submitting a proxy has the right to revoke it at any time before it is exercised.

     Any proxies that are sent in by stockholders may be revoked before October 7, 1999 at 10:00 a.m. by mail or other deliveries in writing, or by voice vote if the shareholder attends the Annual Meeting in person.

     The people named as attorneys in the proxies are either Officers or Directors of Canterbury. With respect to the election of a Board of Directors, shares represented by proxies in the enclosed form, which are received, will be voted as explained below under the heading Election of Directors. Where a choice has been specified on the proxy with respect to a proposal, the shares represented by the proxy will be voted in accordance with the choice selected and will be votes FOR that proposal if no specification is indicated.

     Under Pennsylvania law, the presence of stockholders entitled to cast at least a majority of the votes that all stockholders are entitled to cast on a particular matter to be acted upon at a meeting, constitutes a quorum for purposes of consideration and action on a matter. Only stockholders indicating affirmative or negative decision on a matter are treated as voting.
Abstentions, broker non-votes or mere absence or failure to vote is not equivalent to a negative decision and will not count toward a quorum, and if a quorum is otherwise present, effect the outcome of a vote. A broker non-vote occurs when a broker submits a proxy but does not have authority to vote a customer's shares on one or more matters. The affirmative vote of the holders of a majority of shares of common stock entitled to vote at the annual meeting is required for approval of each of the actions proposed to be taken at the Annual Meeting. If a stockholders' meeting is called for the election of Directors and is adjourned for lack of a quorum and another stockholders' meeting is called, those stockholders entitled to vote who attend the adjourned meeting, although less than a quorum as fixed under Pennsylvania law or in the by-laws, shall be a quorum for the purpose of electing Directors. If a meeting called to vote upon any other matter than the election of Directors has been adjourned for at least 15 days because of the absence of a quorum, those stockholders entitled to vote who attend such meeting, although less than a quorum as fixed under Pennsylvania law or in the by-laws shall still constitute a quorum for purpose of acting upon any matter set forth in the notice of meeting. If the notice actually states that those stockholders who attend the adjourned meeting shall nevertheless constitute a quorum for the purpose upon acting on the matter, then the vote would be binding.

     Canterbury is not aware of any other matters to be presented at the meeting. If any other matters are presented at the meeting upon which it is proper to take a vote, shares represented by all proxies received will be voted by and in the judgment of the persons named as proxies.

     An Annual Report containing summary financial statements is enclosed with, but not as a part of, this Proxy Statement. Form 10-K report for the fiscal year ended November 30, 1998 as filed with the SEC, including complete financial statements audited by Ernst & Young, LLP, as well as Canterbury's Form 10-Q report for the period ended May 31, 1999 are available upon request.

     The first date that this Proxy Statement and proxy material were sent to the stockholders was September 3, 1999.

Proposal No. 1 - ELECTION OF DIRECTORS
     Seven Directors are to be elected at the meeting, each to serve until the next Annual Meeting and until his or her successor shall have been elected and qualified. Each of the nominees named in the following pages is presently a member of the Board of Directors. In case any of the nominees should become unavailable for election, for any reason not presently known or contemplated, the persons named on the proxy card will have discretionary authority to vote.

NOMINEES FOR DIRECTORS
                                 Director
Name                     Age       Since     Principal Occupation
---------------------------------------------------------------------
Stanton M. Pikus        59         1981      President, Chief Executive
                                             Officer,and Chairman of the
                                             Board of Directors
Kevin J. McAndrew       41         1990      Executive Vice President,
                                             Chief Operating Officer,
                                             Chief Financial Officer,
                                             Treasurer
Jean Zwerlein Pikus     46         1984      Vice President-Operations,
                                             Secretary
Alan B. Manin*          62         1981      President, Atlantis
Stephen M. Vineberg*    58         1988      President, CMQ, Inc.
Paul L. Shapiro*        48         1992      Manager, McKesson Drug Co.
Frank A. Cappiello*     73         1995      Mutual Fund Money Manager,
                                             Closed-End Fund Advisors, Inc.
* Independent Directors

BIOGRAPHIES OF THE NOMINEES FOR DIRECTORS

     STANTON M. PIKUS, President, Chief Executive Officer and Chairman of the Board of Directors, was a founder of Canterbury
(1981). He graduated from The Wharton School of the University of Pennsylvania (B.S., Economics and Accounting) in 1962. From 1968 until 1984 he had been President and majority stockholder of Brown, Bailey and Pikus, Inc., a mergers and acquisitions consulting firm that had completed more than twenty transactions.
 In addition, Mr. Pikus has been retained in the past by various small to medium-sized public companies in the capacity of an independent financial consultant.

     KEVIN J. McANDREW, CPA, Chief Operating Officer since December, 1993; Executive Vice President and Chief Financial Officer of Canterbury since June 21, 1987; Treasurer since January, 1988; and Director since 1990. He is a graduate of the University of Delaware (B.S. Accounting, 1980) and has been a Certified Public Accountant since 1982. From 1980 to 1983 he was an Auditor with the public accounting firm of Coopers & Lybrand in Philadelphia. From 1984 to 1986 Mr. McAndrew was employed as a Controller for a New Jersey based division of Allied Signal, Inc.

     JEAN ZWERLEIN PIKUS, Vice President of Human Resources and Operations, Secretary, and Director since December 1, 1984. She was employed by J. B. Lippincott Company, a publishing company, from 1974 to 1983, where she was Assistant Personnel Manager and also created its word processing center, and was responsible for the day-to-day control of word processing and graphic services. In 1984, Ms. Pikus graduated from The Wharton School of the University of Pennsylvania (B.S., Accounting and Management, cum laude).

     ALAN B. MANIN, Director of Canterbury since its inception. He is currently the President of Atlantis, a company which provides motivational training to employees of Fortune 1000 companies. He is a graduate of Temple University (B.S., 1960; M.Ed., 1966) and a founder of Canterbury (1981). He was a teacher and Department Chairman in the Philadelphia School System (1960-1966); a former Vice President and Director of Education for Evelyn Wood Reading Dynamics (1966-1972); a former Director of Northeast Preparatory School (1973); and President, Chief Operating Officer and founder of Health Careers Academy, a federally accredited (National Association of Trade and Technical Schools) vocational school (1974-1979).

     STEPHEN M. VINEBERG, a Director since 1988, is currently the President and Chief Executive Officer of CMQ, Inc. Previously he was a Vice President of Fidelity Bank, Philadelphia, where he was Chief Operating Officer of the Data Processing, Systems and Programming Divisions. Mr. Vineberg also directed a wholly owned subsidiary of the bank that developed and marketed computer software, operated a service bureau and coordinated all electronic funds transfer activities.

     PAUL L. SHAPIRO, a Director since December, 1992, has worked for McKesson Drug Company for the past 15 years. From 1973 through 1975 he was Director of the Pennsylvania Security
Officers' Training Academy. In 1973, he graduated from York
College of Pennsylvania with a B.S. Degree in Police
Administration.

     FRANK A. CAPPIELLO, a Director since April, 1995, is President of an investment counseling firm: McCullough, Andrews & Cappiello, Inc., that provides management of more than $1 billion of assets. He is Chairman of three no-load mutual funds; Founder and Principal of Closed-End Fund Advisors, Inc.; publisher of Cappiello's Closed-End Fund Digest; author of several books and a regular panelist on "Wall Street Week with Louis Rukeyser." For more than 12 years Mr. Cappiello was Chief Investment Officer for an insurance holding company with overall responsibility for managing assets of $800 million. Before that, he was the Research Director of a major stock brokerage firm. He is a graduate of the University of Notre Dame and Harvard University's Graduate School of Business Administration.

RELATED TRANSACTIONS

     Please be advised that the present Officers and Directors have the following relationships and related transactions with the Company.

     In early 1993, the Company purchased key-man life insurance policies on its corporate officers payable to Canterbury. The amount and beneficiary of the key-man life insurance policies are as follows:
                    Amount of
Corporate Officers  Policy         Beneficiary
-------------------------------------------------------------
Stanton M. Pikus    $1,000,000     Company
Kevin J. McAndrew   $1,000,000     Company
Jean Z. Pikus       $  500,000     Company

     Frank A. Cappiello was granted 33,334 options on January 30, 1995 which are not part of the 1987 Employee Stock Option Plan. The options convert to restricted common stock and Mr. Cappiello has five years from the date of grant to exercise these options.

     In January, 1997 Mr. Cappiello purchased 33,334 shares of Canterbury Information Technology, Inc. restricted common stock at $1.41 per share. Mr. Cappiello also received 33,334 five year stock options exercisable at $2.25 per share for his services, as well as his membership on the Board for the next two years.

EXECUTIVE CASH COMPENSATION

     The following table is a summary of cash compensation paid by Canterbury for services rendered in fiscal 1996, 1997 and 1998 to the Chief Executive Officer and each of the other four most highly-compensated Officers of Canterbury who received at least $100,000 in total annual compensation.

                        Summary Compensation Table

Name &                                                 Restricted Securities
Principal                               Other Annual     Stock    Underlying      LTIP          All Other
Position        Year Salary($) Bonus($) Compensation($)  Awards($) Options/SAR(#) Payouts($)  Compensation($)
------------------------------------------------------------------------------------------------------------
Stanton Pikus   1998 $202,500  $  -      $  -            $-          $-             $-          $-
  President,    1997  195,000     -         -             -           -              -           -
                1996  195,000     -         -             -           -              -           -

Kevin McAndrew  1998 $127,788     -         -             -           -              -           -
Chief Operating 1997  120,000     -         -             -           -              -           -
Officer,        1996  120,000     -         -             -           -              -           -


(1) No other Executive Officers received in excess of $100,000 in total annual compensation for the three-year period.

OPTION GRANTS

     The following Executive Officers were granted five-year stock options during fiscal 1998 from the 1995 Stock Incentive
Plan.

                                               Percentage
                                                of Total
                                                Options
                 Stock Option   Stock Option   Granted in
Name                Amount          Price      Fiscal 1998
---------------------------------------------------------------
Jean Z. Pikus       20,000      $1.375          18.93%
Kevin J. McAndrew   35,000      $1.375          10.81%
Stanton M. Pikus    50,000      $1.375          27.04%

     The following Executive Officers were granted five-year stock options after fiscal 1998 from the 1995 Stock Incentive
Plan.

                                               Percentage
                                                of Total
                                                Options
                 Stock Option   Stock Option   Granted in
Name                Amount          Price      Fiscal 1999
---------------------------------------------------------------
Jean Z. Pikus        45,000       $.531         11.61%
Kevin J. McAndrew    75,000       $.531         19.35%
Stanton M. Pikus    100,000       $.531         25.81%

AGGREGATED OPTION EXERCISES IN 1998
AND FISCAL YEAR-END 1998 OPTION VALUES

     The following table provides information on option exercises in fiscal 1998 by the Executive Officers and on the Executive Officers' unexercised options at November 30, 1998. Included are options granted under the 1987 Employee Stock Option Plan and the 1995 Stock Incentive Plan.

                  Shares                         Number of Securities underlying     Value of Unexercised In-The-Money
                 Acquired on      Value      Unexercised Options at Year-End 1998(#)   Options at Year-End 1998(#)
Name             Exercise(#)    Realized($)       Exercisable  Unexercisable             Exercisable    Unexercisable
Stanton M. Pikus       0             -               100,001     0                        0              0
Kevin J. McAndrew      0             -               110,002     0                        0              0
Jean Z. Pikus          0             -                43,335     0                        0              0

     The following table provides information on option exercises after fiscal 1998 by the Executive Officers and on the Executive
Officers' unexercised options as of July 30, 1999. Included are options granted under the 1995 Stock Incentive Plan.

                  Shares                         Number of Securities underlying     Value of Unexercised In-The-Money
                 Acquired on      Value      Unexercised Options at Year-End 1998(#)   Options at Year-End 1998(#)
Name             Exercise(#)    Realized($)       Exercisable  Unexercisable             Exercisable    Unexercisable
Stanton M. Pikus      0             -               200,001      0                        $109,400        0
Kevin J. McAndrew     0             -               151,668      0                         $82,050        0
Jean Z. Pikus         0             -                88,335      0                         $49,230        0

     Option holders have five years from the date of grant to exercise any or all of their options, and upon leaving Canterbury the option holders must exercise within 30 days or lose the options. These options exercise into restricted shares of company stock.

EMPLOYMENT CONTRACTS

     During fiscal 1997, Canterbury entered into an amended employment agreement with the President. The term of the agreement is five years and provides for a base salary of $195,000 which began on December 1, 1995 with annual salary increases of $25,000 in the second and third years and to remain at $245,000 for the last two years of the contract. Also included in the agreement are future incentives based on Canterbury's performance. There is a bonus opportunity of 5% on the first $500,000 of consolidated income before taxes and bonus and 3% above $500,000. In conjunction with this contract, the President agreed to a covenant not to compete with Canterbury during his employment and for a period of one year after his employment with Canterbury has terminated. For the year ended November 30, 1996 the President waived his right to receive any performance bonus earned and in exchange his contract was extended for one year through 2001 at the same terms. For the year ended November 30, 1998, the President waived his rights to receive any performance bonus earned. As a subsequent matter, in fiscal 1999 the President's employment contract was extended from 2001 to 2003 to provide continuity of senior management as well as consideration for his waiver of contractual bonus opportunity and salary increases in fiscal 1998.

     Canterbury also amended the employment agreement with its Executive Vice President and Chief Operating Officer during fiscal 1997. The term of the agreement is five years and provides for a base salary of $120,000 for fiscal 1997 and increases of $15,000 per year for the next four years. Also included in the agreement are future incentives based on Canterbury's profitability. A bonus of $30,000 will be earned if the consolidated income before income taxes of Canterbury's exceeds $1,000,000. The bonus opportunity applies to each of the five years of the contract. For the year ended November 30, 1996, the Executive Vice President waived his right to receive any performance bonus earned and in exchange the contract was extended to 2001 at the same terms. As a subsequent matter, in fiscal 1999 the Executive Vice President's employment contract was extended from 2001 to 2003 to provide continuity of senior management as well as consideration for his waiver of contractual bonus opportunity and salary increases in fiscal 1998.

COMMITTEES OF THE BOARD

     The Board has established an Audit Committee, a Stock Option Committee and a Compensation Committee. All three committees are currently composed entirely of Independent Directors who are not Officers of Canterbury (Frank A. Cappiello, Paul Shapiro and Stephen Vineberg).

DIRECTORS' REMUNERATION

     Directors receive no cash compensation for services as Directors. The following Directors received five-year stock options at market value during the 1998 fiscal year.

                       Stock Option   Stock Option
     Name                Amount          Price
     -----------------------------------------------------
     Stanton M. Pikus    50,000         $1.375
     Kevin J. McAndrew   35,000         $1.375
     Jean Z. Pikus       20,000         $1.375
     Frank A. Cappiello  20,000         $1.375
     Alan Manin          10,000         $1.375
     Paul Shapiro        10,000         $1.375
     Stephen Vineberg    10,000         $1.375

     As a subsequent event in fiscal 1999 the following Directors received five-year stock options at market value.

                       Stock Option   Stock Option
     Name                Amount          Price
     -----------------------------------------------------
     Stanton M. Pikus    100,000        $.531
     Kevin J. McAndrew   75,000         $.531
     Jean Z. Pikus       45,000         $.531
     Frank A. Cappiello  35,000         $.531
     Alan Manin          17,500         $.531
     Paul Shapiro        17,500         $.531
     Stephen Vineberg    17,500         $.531

     The Company had 11 meetings of the Board of Directors during the last full fiscal year. There was no incumbent who, during the last full fiscal year, attended fewer than 100% of said meetings.


PERFORMANCE GRAPH

     The following graph demonstrates a comparison of Canterbury's stockholder returns at each fiscal year end as of November 30 with shareholder returns on a broad market index, the Nasdaq
Stock Market (US), and a industry index, Nasdaq Non-Financial Stocks. The comparison assumes $100.00 was invested on November 30, 1993 in the Company's common stock, the Nasdaq Stock Market
(US) and the Nasdaq Non-Financial Stocks.

COMPARISON OF CUMULATIVE TOTAL RETURN

D         300|
             |                                         ++++++
O         250|                                    ++++ =====
             |                                  ++=+= ==
L         200|                               +=+
             |                        +=+=+=+=
L         150|                    +=+=
             |           +=+=+=+=+=
A         100|+=*+=+=+=+=          ****
             |      ****     ******    **
R          50|          *****            **
             |                             *************
S           0|                                         ******
             |_________________________________________________***
              1993       1994      1995      1996 1997      1998

                                      Y E A R S

KEY:
+ - Nasdaq National (US)
= - Nasdaq Non-Financial
* - Canterbury



THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE "FOR" THE ENTIRE
SLATE OF NOMINEES IN PROPOSAL NO. 1.

     A majority vote of over 50% will be necessary to carry this proposal.


SECURITY OWNERSHIP OF MANAGEMENT AND PRINCIPAL STOCKHOLDERS
                         Shares Beneficially     % Owned of
Name                  Owned on August 5, 1999  Company's Shares***
---------------------------------------------------------------
Stanton M. Pikus(a)             633,249(1)       6.56%
Kevin J. McAndrew               211,305(2)       2.19%
Jean Zwerlein Pikus (b)         124,808(3)       1.29%
Alan B. Manin                   148,223(4)       1.53%
Stephen M. Vineberg              56,965(5)        .59%
Paul L. Shapiro                  49,003(6)        .51%
Frank A. Cappiello              186,669(7)       1.93%
Glen Hukins                      11,667(8)        .12%
Gregory Lantz                    11,667(9)        .12%
Alan McGaffin(c)                313,524(10)      3.25%
---------------------           ---------      -------
All Officers, Directors and 5%
Stockholders as a group
(10 in number)                1,747,080         18.09%
                              =========         =====
*** These percentages are calculated using total outstanding shares and total options exercisable.

(a) Husband of Jean Z. Pikus, deemed to have beneficial interest in the 124,808 owned by wife and 2,001 shares of Canterbury common stock in the name of Matthew Zane Pikus with Stanton M.
Pikus as custodian.

(b) Wife of Stanton M. Pikus, deemed to have beneficial interest in the 633,249 owned by husband.

(c) Husband of Pamela McGaffin, deemed to have beneficial interest in 5,000 stock options exercisable at $.531 owned by wife.

Listed below is a table delineating the Stock Options included in the shares beneficially owned.

Name of Individual             Options   Date Granted Exercise Price
(1) Stanton M. Pikus            16,667    10/29/96      $3.09
                                33,334    01/13/97      $2.25
                                50,000    05/18/98      $1.38
                                100,000   12/04/98       $.53

(2) Kevin J. McAndrew,CPA       16,667    10/29/96      $3.09
                                16,667    01/13/97      $2.25
                                 8,334    10/16/97      $3.56
                                35,000    05/18/98      $1.38
                                75,000    12/04/98       $.53

(3) Jean Zwerlein Pikus          8,334    10/29/96      $3.09
                                 8,334    01/13/97      $2.25
                                 6,667    10/16/97      $3.56
                                20,000    05/18/98      $1.38
                                45,000    12/04/98       $.53

(4)  Alan Manin                  3,334    10/29/96      $3.09
                                 3,334    01/13/97      $2.25
                                10,000    05/18/98      $1.38
                                17,500    12/04/98       $.53

(5)  Stephen Vineberg            2,500    08/16/94      $8.25
                                   834    05/11/95      $8.25
                                 3,334    07/24/95      $8.43
                                 3,334    10/29/96      $3.09
                                 8,334    01/13/97      $2.25
                                 2,500    10/16/97      $3.56
                                10,000    05/18/98      $1.38
                                17,500    12/04/98       $.53

(6)  Paul Shapiro                2,500    08/16/94      $8.25
                                   834    05/11/95      $8.25
                                 3,334    07/24/95      $8.43
                                 3,334    10/29/96      $3.09
                                 8,334    01/13/97      $2.25
                                 2,500    10/16/97      $3.56
                                10,000    05/18/98      $1.38
                                17,500    12/04/98       $.53

(7)  Frank A. Cappiello         33,334*   01/30/95*     $6.00*
                                 3,334    10/29/96      $3.09
                                33,334    01/13/97      $2.25
                                20,000    05/18/98      $1.38
                                35,000    12/04/98       $.53

(8)  Glen Hukins                 1,667    10/29/96      $3.09
                                10,000    12/04/98       $.53

(9) Gregory Lantz                1,667    10/29/96      $3.09
                                10,000    12/04/98       $.53

(10)  Alan McGaffin             20,000    12/04/98       $.53

* Frank Cappiello's options are not part of the 1987 Employee
Stock Option Plan, but also convert to restricted common stock.
Mr. Cappiello has five years from the date of grant to exercise these options.

     Section 16(a) of the Securities Exchange Act of 1934 requires Canterbury's executive officers, directors, and affiliates file initial reports of ownership and reports of changes of ownership of Canterbury's common stock with the Securities and Exchange Commission. These executive officers, directors, and affiliates are required to furnish Canterbury with copies of all Section 16(a) forms that they file. Based solely on Canterbury's review of Securities and Exchange Commission Forms 3, 4, and 5 submitted to Canterbury, and written representations from these officers, directors, and affiliates that no other reports were required, the Company notes that all required forms were filed.

Proposal No. 2 - RATIFICATION OF APPOINTMENT OF INDEPENDENT
ACCOUNTANTS

     The Board of Directors, upon recommendation of the Audit Committee, has selected Ernst & Young, LLP, as independent accountants for Canterbury Information Technology, Inc. for the
fiscal year ending November 30, 1999.   Ernst & Young, LLP has been
the independent public accountants for Canterbury since 1984.

     Representatives of Ernst & Young, LLP are expected to be present at the Meeting and will have an opportunity to make a statement if they desire to do so and will be available to respond to appropriate questions. If the appointment of Ernst & Young, LLP is not ratified, the Board of Directors will reconsider its selection of auditors.

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE "FOR" PROPOSAL
NO. 2.

     A majority vote of over 50% will be necessary to carry this proposal.


EXPENSES OF SOLICITATION
     The cost of the solicitation of proxies will be borne by Canterbury. In addition to the use of the mails, proxies may be solicited by regular employees of Canterbury, either personally or by telephone or telegraph. Canterbury does not expect to pay any compensation for the solicitation of proxies, but may reimburse brokers and other persons holding shares in their names or in the names of nominees for expenses in sending proxy materials to beneficial owners and obtaining proxies from such owners.

OTHER MATTERS
     This proxy contains forward looking statements. The actual results might differ materially from those projected in the forward looking statements. Additional information concerning factors that could cause actual results to materially differ from those in forward looking statements is contained in Canterbury Information Technology, Inc.'s SEC filings, including periodic reports under the Securities Exchange Act of 1934, as amended, copies of which are available upon request from the Canterbury investor relations department.


     Respectfully submitted,

     By: /s/ Jean Zwerlein Pikus

     Jean Zwerlein Pikus
     Vice President and Secretary

Dated:  August 5, 1999

     Stockholders who do not expect to be present at the meeting and who wish to have their shares voted, are requested to make, date and sign the enclosed proxy and return it in the enclosed envelope. No postage is required if it is mailed in the United States.